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                                                                  Exhibit 99.4

                         AURORA BIOSCIENCES CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 18, 2001

The undersigned appoints Stuart J.M. Collinson, Christopher W. Krueger and John R. Pashkowsky, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aurora Biosciences Corporation (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company's offices located at 11010 Torreyana Road, San Diego, California on July 18 at 9:00 a.m., local time, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT-PROSPECTUS TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

MANAGEMENT RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

PROPOSAL 1  To approve and adopt the Agreement and Plan of Merger, dated April
            29, 2001, between Vertex Pharmaceuticals Incorporated ("Vertex"), Ahab Acquisition Sub, Inc. ("Merger Sub"), a wholly owned subsidiary of Vertex, and the Company, pursuant to which the Company will become a wholly-owned subsidiary of Vertex, and to approve the merger between the Company and Merger Sub.

         / / FOR                / / AGAINST            / / ABSTAIN

PROPOSAL 2  In their discretion, to transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Receipt of the Joint Proxy Statement-Prospectus dated June 8, 2001 is hereby acknowledged.

Dated               , 2001
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                                               SIGNATURE(S)

                          PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.